Exhibit 23

                CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated
March 15, 2002, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in the Annual Report (Form 10-K) for the year ended December 31,
2001, in the following registration statements and related prospectuses.

  Phillips Petroleum Company        Form S-4   File No. 333-55932

  Phillips Petroleum Company        Form S-3   File No. 333-34336

  Phillips Petroleum Company        Form S-3   File No. 033-54987

  Thrift Plan of Phillips
    Petroleum Company               Form S-8   File No. 033-50134

  Long-Term Stock Savings Plan of
    Phillips Petroleum Company      Form S-8   File No. 333-67073

  Retirement Savings Plan of
    Phillips Petroleum Company      Form S-8   File No. 033-28669

  Omnibus Securities Plan of
    Phillips Petroleum Company
    and the 1990 Stock Plan of
    Phillips Petroleum Company      Form S-8   File No. 333-58664

  Omnibus Securities Plan of
    Phillips Petroleum Company
    and the 2002 Omnibus
    Securities Plan of Phillips
    Petroleum Company               Form S-8   File No. 333-75462

  Phillips Petroleum Company
    Stock Plan for Non-Employee
    Directors                       Form S-8   File No. 333-67059

  The Phillips Petroleum Company
    United Kingdom Limited Share
    Incentive Plan                  Form S-8   File No. 333-75472

  Phillips Petroleum Overseas
    Stock Savings Plan              Form S-8   File No. 333-65769

  Employee Share Allocation Scheme
    of Phillips Petroleum Company
    United Kingdom Limited          Form S-8   File No. 333-65771

  ConocoPhillips                    Form S-4   File No. 333-74798


                                            /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP
Tulsa, Oklahoma
March 15, 2002